Exhibit 5.1

Wilson Sonsini Goodrich & Rosati Professional Corporation 15 West South Temple Gateway Tower West, Suite 1700 Salt Lake City, UT 84101 T: 801-401-8510

December 17, 2024
Recursion Pharmaceuticals, Inc.
41 S. Rio Grand St.
Salt Lake City, Utah 84101

Re:         Registration Statement on Form S-3

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-3ASR (File No. 333-264845) (the “Registration Statement”), including the prospectus dated May 10, 2022 included therein (the “Base Prospectus”), filed by Recursion Pharmaceuticals, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) in connection with the registration pursuant to the Securities Act of 1933, as amended (the “Act”), of the Securities (as defined below).

The Registration Statement relates to the proposed offer and sale by the selling stockholder (the “Selling Stockholder”), from time to time, pursuant to Rule 415 under the Act, as set forth in the Registration Statement, the Base Prospectus and a prospectus supplement dated as of December 17, 2024 (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”), of up to an aggregate of 3,498,393 shares of the Company’s Class A common stock, $0.00001 par value per share (the “Securities”).

The Securities are to be sold from time to time as set forth in the Registration Statement and the Prospectus.

We have examined instruments, documents, certificates and records that we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; (d) that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act; (e) that the Prospectus Supplement will have been filed with the Commission describing the Securities offered thereby; (f) that the Securities will be sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and the Prospectus; and (g) the legal capacity of all natural persons. As to any facts material to the opinions expressed herein that were not
AUSTIN BEIJING BOSTON BRUSSELS HONG KONG LONDON LOS ANGELES NEW YORK PALO ALTO
SAN DIEGO SAN FRANCISCO SEATTLE SHANGHAI WASHINGTON, DC WILMINGTON, DE

Recursion Pharmaceuticals, Inc.
December 17, 2024
2

independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

Based on such examination, we are of the opinion that when issued the Securities will be duly authorized, validly issued, fully paid and nonassessable. It is understood that this opinion is to be used only in connection with the offer and resale of the Securities while the Registration Statement is in effect. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof. We express no opinion as to the laws of any other jurisdiction, other than the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

* * *

We hereby consent to the use of this opinion as an exhibit to the Company’s Current Report on Form 8-K, filed on or about December 17, 2024, for incorporation by reference into the Registration Statement and the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

    Sincerely,

/s/ Wilson Sonsini Goodrich & Rosati, P.C.

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation